EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-127396 on Form S-11 of our report dated March 30, 2006, relating to the consolidated balance sheet of Cogdell Spencer Inc. and subsidiaries as of December 31, 2005 and the combined balance sheet of Cogdell Spencer Inc. Predecessor, as defined in note 1 to the consolidated and combined financial statements, as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows of Cogdell Spencer Inc. and subsidiaries for the period from November 1, 2005 (commencement of operations) through December 31, 2005, the related combined statements of operations, owners’ deficit and cash flows of Cogdell Spencer Inc. Predecessor for the period from January 1, 2005 through October 31, 2005 and for the years ended December 31, 2004 and 2003, and financial statement schedule, appearing in this Annual Report on Form 10-K of Cogdell Spencer Inc. for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina
March 30, 2006